Exhibit 99.1

SHAPE PHARMACEUTICALS, INC.

AND SUBSIDIARY

(A Development Stage Enterprise)

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

AND FOR THE PERIOD FROM

JUNE 11, 2008 (INCEPTION) TO DECEMBER 31, 2013

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Contents

Page

Consolidated Financial Statements

Independent auditors’ report	1

Balance sheets as of December 31, 2013 and 2012	3

Statements of operations and comprehensive loss for each of the years ended December 31, 2013, 2012 and 2011 and for the period from June 11, 2008 (inception) to December 31, 2013	4

Statement of changes in stockholders’ equity (deficiency) for the period from June 11, 2008 (inception) to December 31, 2013	5

Statements of cash flows for each of the years ended December 31, 2013, 2012 and 2011 and for the period from June 11, 2008 (inception) to December 31, 2013	6

Notes to consolidated financial statements	7

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Shape Pharmaceuticals, Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Shape Pharmaceuticals, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, and cash flows for each of the years ended December 31, 2013, 2012 and 2011 and for the period from June 11, 2008 (inception) to December 31, 2013, and the consolidated statement of changes in stockholders’ equity (deficiency) for the period from June 11, 2008 (inception) to December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to on the previous page present fairly, in all material respects, the consolidated financial position of Shape Pharmaceuticals, Inc. and Subsidiary as of December 31, 2013 and 2012, and the consolidated results of their operations, and their cash flows for each of the years ended December 31, 2013, 2012 and 2011 and for the period from June 11, 2008 (inception) to December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note A to the consolidated financial statements, the company has incurred losses since its inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note A.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

Jenkintown, Pennsylvania

April 1, 2014

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Consolidated Balance Sheets

	December 31
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$152,082	$1,257,903
Prepaid expenses and other current assets	12,765	12,611

Total current assets	164,847	1,270,514

Property and equipment, net	10,274	13,925

	$175,121	$1,284,439

LIABILITIES

Current liabilities:
Accounts payable and accrued expenses	$244,635	$164,230

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Series A convertible redeemable preferred stock, $.001 par value:
Authorized, 2,000,000 shares
Issued and outstanding, 2,000,000 shares
Liquidation preference of $2,848,436 as of December 31, 2013	2,000	2,000
Series B convertible redeemable preferred stock, $.001 par value:
Authorized, 3,600,000 shares
Issued and outstanding, 3,600,000 and 3,200,000 shares, respectively
Liquidation preference of $5,235,940 as of December 31, 2013	3,600	3,200
Common stock, $.001 par value:
Authorized, 8,000,000 shares
Issued and outstanding, 2,000,000 shares	2,000	2,000
Additional paid-in capital	6,490,858	5,982,005
Accumulated other comprehensive income (loss)	1,699	(8,963)
Deficit accumulated during the development stage	(6,569,671)	(4,860,033)

Total stockholders’ equity (deficiency)	(69,514)	1,120,209

	$175,121	$1,284,439

See notes to consolidated financial statements

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Consolidated Statements of Operations and Comprehensive Loss

				Period from
				June 11,
				2008
				(Inception) to
	Year Ended December 31			December 31,
	2013	2012	2011	2013

Grant revenues	$600,000	$—	$1,100,000	$2,454,000

Operating expenses:
Research and development	1,908,153	1,809,309	1,761,752	8,404,171
General and administrative	404,144	170,602	34,768	868,785

	2,312,297	1,979,911	1,796,520	9,272,956

Loss from operations	(1,712,297)	(1,979,911)	(696,520)	(6,818,956)

Qualifying therapeutic discovery project program grant	—	—	—	244,479

Interest income	2,659	1,800	120	4,806

Net loss	(1,709,638)	(1,978,111)	(696,400)	(6,569,671)

Other comprehensive income (loss):
Foreign currency translation adjustment	10,662	(8,963)	—	1,699

Comprehensive loss	$(1,698,976)	$(1,987,074)	$(696,400)	$(6,567,972)

See notes to consolidated financial statements

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Consolidated Statement of Changes in Stockholders’ Equity (Deficiency)

Period from June 11, 2008 (Inception) to December 31, 2013

			Series A		Series B
			Convertible		Convertible				Deficit
			Redeemable		Redeemable			Accumulated	Accumulated
	Common Stock		Preferred Stock		Preferred Stock		Additional	Other	During the
	Number		Number		Number		Paid-in	Comprehensive	Development
	of Shares	Amount	of Shares	Amount	of Shares	Amount	Capital	Income (Loss)	Stage	Total

Balance at June 11, 2008 (inception)	—	$—	—	$—	—	$—	$—	$—	$—	$—

Issuance of common stock in exchange for research and development services on November 18, 2008	1,600,000	1,600	—	—	—	—	—	—	—	1,600

Sale of Series A convertible redeemable preferred stock, at $1.00 per share, net of issuance costs of $25,050, on November 18, 2008	—	—	1,000,000	1,000	—	—	973,950	—	—	974,950

Issuance of common stock in consideration for license on November 18, 2008	288,890	289	—	—	—	—	28,600	—	—	28,889

Net loss for the period from June 11, 2008 (inception) to December 31, 2008	—	—	—	—	—	—	—	—	(214,048)	(214,048)

Balance at December 31, 2008	1,888,890	1,889	1,000,000	1,000	—	—	1,002,550	—	(214,048)	791,391

Issuance of common stock in consideration for license on December 15, 2009	111,110	111	—	—	—	—	11,000	—	—	11,111

Sale of Series A convertible redeemable preferred stock, at $1.00 per share, on December 15, 2009	—	—	1,000,000	1,000	—	—	999,000	—	—	1,000,000

Net loss for the year ended December 31, 2009	—	—	—	—	—	—	—	—	(968,374)	(968,374)

Balance at December 31, 2009	2,000,000	2,000	2,000,000	2,000	—	—	2,012,550	—	(1,182,422)	834,128

Sale of Series B convertible redeemable preferred stock, at $1.25 per share, net of issuance costs of $27,744, on October 1, 2010	—	—	—	—	800,000	800	971,456	—	—	972,256

Stock-based compensation	—	—	—	—	—	—	2,252	—	—	2,252

Net loss for the year ended December 31, 2010	—	—	—	—	—	—	—	—	(1,003,100)	(1,003,100)

Balance at December 31, 2010	2,000,000	2,000	2,000,000	2,000	800,000	800	2,986,258	—	(2,185,522)	805,536

Sale of Series B convertible redeemable preferred stock, at $1.25 per share, net of issuance costs of $6,111, on September 7, 2011	—	—	—	—	800,000	800	993,089	—	—	993,889

Stock-based compensation	—	—	—	—	—	—	2,556	—	—	2,556

Net loss for the year ended December 31, 2011	—	—	—	—	—	—	—	—	(696,400)	(696,400)

Balance at December 31, 2011	2,000,000	2,000	2,000,000	2,000	1,600,000	1,600	3,981,903	—	(2,881,922)	1,105,581

Sale of Series B convertible redeemable preferred stock, at $1.25 per share, net of issuance costs of $3,377, on May 31, 2012	—	—	—	—	800,000	800	995,823	—	—	996,623

Sale of Series B convertible redeemable preferred stock, at $1.25 per share, net of issuance costs of $1,355, on November 19, 2012	—	—	—	—	800,000	800	997,855	—	—	998,655

Stock-based compensation	—	—	—	—	—	—	6,424	—	—	6,424

Foreign currency translation adjustments	—	—	—	—	—	—	—	(8,963)	—	(8,963)

Net loss for the year ended December 31, 2012	—	—	—	—	—	—	—	—	(1,978,111)	(1,978,111)

Balance at December 31, 2012	2,000,000	2,000	2,000,000	2,000	3,200,000	3,200	5,982,005	(8,963)	(4,860,033)	1,120,209

Sale of Series B convertible redeemable preferred stock, at $1.25 per share, net of issuance costs of $4,477, on July 25, 2013	—	—	—	—	400,000	400	495,123	—	—	495,523

Stock-based compensation	—	—	—	—	—	—	13,730	—	—	13,730

Foreign currency translation adjustments	—	—	—	—	—	—	—	10,662	—	10,662

Net loss for the year ended December 31, 2013	—	—	—	—	—	—	—	—	(1,709,638)	(1,709,638)

Balance at December 31, 2013	2,000,000	$2,000	2,000,000	$2,000	3,600,000	$3,600	$6,490,858	$1,699	$(6,569,671)	$(69,514)

See notes to consolidated financial statements

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Consolidated Statements of Cash Flows

				Period from
				June 11,
				2008
				(Inception) to
	Year Ended December 31			December 31,
	2013	2012	2011	2013

Cash flows from operating activities:
Net loss	$(1,709,638)	$(1,978,111)	$(696,400)	$(6,569,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for research and development expenses and license	—	—	—	41,600
Stock-based compensation expense	13,730	6,424	2,556	24,962
Depreciation	3,651	3,324	1,006	7,981
Increase in prepaid expenses and other current assets	(154)	(6,474)	(6,137)	(12,765)
Increase (decrease) in accounts payable and accrued expenses	80,405	33,100	(61,445)	244,635

Net cash used in operating activities	(1,612,006)	(1,941,737)	(760,420)	(6,263,258)

Cash flows from investing activities:
Acquisitions of property and equipment	—	(2,800)	(15,455)	(18,255)

Cash flows from financing activities:
Net proceeds from the sale of preferred stock	495,523	1,995,278	993,889	6,431,896

Effect of exchange rate changes on cash and cash equivalents	10,662	(8,963)	—	1,699

Net increase (decrease) in cash and cash equivalents	(1,105,821)	41,778	218,014	152,082

Cash and cash equivalents at beginning of period	1,257,903	1,216,125	998,111	—

Cash and cash equivalents at end of period	$152,082	$1,257,903	$1,216,125	$152,082

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]                   Nature of business:

Shape Pharmaceuticals, Inc. (the “Company”) was incorporated in Delaware on June 11, 2008 (inception).  The Company is a development stage enterprise engaged in the clinical development of a topical histone deacetylase (HDAC) inhibitor for the treatment of patients with cutaneous t-cell lymphoma and psoriasis.  Shape Pharmaceuticals Pty Ltd (“Shape Australia”) is a wholly-owned subsidiary of the Company.

Since inception, the Company has been engaged in organizational activities, including raising capital and business development, and product development activities, including the preclinical and clinical development of its lead HDAC inhibitor, SHP-141.  The Company does not yet have a product that has been approved by the Food and Drug Administration, has not yet achieved profitable operations, nor has it generated positive cash flows from operations.  There is no assurance that profitable operations, if achieved, could be sustained on a continuing basis.  Further, the Company’s future operations are dependent on the success of the Company’s efforts to raise additional capital, its research and commercialization efforts, regulatory approval, and, ultimately, the market acceptance of the Company’s products.

The accompanying consolidated financial statements have been prepared on a going-concern basis which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business.  The Company incurred a net loss of $1,709,638 for the year ended December 31, 2013 and has a deficit accumulated during the development stage of $6,569,671 as of that date.  The Company plans to obtain additional financing through the sale of preferred stock to fund product development.  There can be no assurance that these efforts will be successful.  The consolidated financial statements do not include any adjustments relating to the recoverability and classifications of reported asset amounts or the amounts of liabilities that might result from the outcome of that uncertainty.

[2]                   Principles of consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Shape Australia.  All intercompany accounts and transactions are eliminated in consolidation.

[3]                   Use of estimates:

The presentation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

[4]                   Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

[5]                   Property and equipment and depreciation:

Property and equipment are stated at cost.  Depreciation is computed on the straight-line method over the estimated useful lives of the related assets.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[6]                   Grant revenues:

The Company’s revenues are primarily generated from a grant provided by a national voluntary health agency and based on achieving specific deliverables and milestones.  These revenues are recognized when earned (see Note B).

[7]                   Research and development expense:

Costs incurred for research and product development are expensed as incurred.

[8]                   Concentrations of credit risk:

Financial instruments which potentially subject the Company to credit risk consist principally of cash and cash equivalents.  All cash and cash equivalents are held in financial institutions and money market funds.  At times, the Company may maintain cash balances in excess of the federally insured amount.

[9]                   Income taxes:

The Company accounts for income taxes using the asset and liability method.  Under the asset and liability method, deferred income taxes are recognized for differences between the financial reporting and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse.  The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows accounting guidance concerning provisions for uncertain income tax positions.  This guidance clarified the accounting for income taxes by prescribing a minimum probability threshold that an uncertain tax position must meet before a financial statement benefit is recognized.  The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

The Company recognizes accrued interest and penalties associated with uncertain tax positions, if material, as part of the income tax provision.  There were no uncertain tax positions nor income tax related interest and penalties recorded for the years ended December 31, 2013, 2012 and 2011 and for the period from June 11, 2008 (inception) to December 31, 2013.

The income tax returns of the Company for the years ended December 31, 2010, 2011 and 2012 are subject to examination by the Internal Revenue Service and other various taxing authorities, generally for three years after they were filed.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[10]            Stock-based compensation:

The Company recognizes compensation cost relating to share-based payment transactions in operating results using a fair value measurement method, in accordance with ASC 718, Compensation-Stock Compensation.  ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in operating results as compensation expense based on fair value over the requisite service period of the awards.  The Company will determine the fair value of share-based awards using the Black-Scholes option pricing model which uses both historical and current market data to estimate fair value.  The method incorporates various assumptions such as risk-free interest rate, expected volatility, expected dividend yield, and expected life of the options.

Grants to nonemployees are accounted for in accordance with ASC 505-50, Equity-Based Payments to Nonemployees.  The date of expense recognition is the earlier of the date at which a commitment for performance by the counterparty to earn the equity instrument is reached or the date at which the counterparty’s performance is complete.  The Company determines the fair value of share-based awards granted to nonemployees in a manner similar to the way fair value of awards are determined for employees, except that certain assumptions used in the Black-Scholes option pricing model, such as expected life of the option, may be different and the fair value of each unvested award is adjusted at the end of each period for any change in fair value from the previous valuation until the award vests.

[11]            Foreign currency translation:

The financial statements of the Company’s foreign subsidiary are measured using the local currency as the functional currency.  Assets and liabilities of this subsidiary are translated into U.S. dollars at exchange rates as of the consolidated balance sheet date.  Equity is translated at historical exchange rates.   Revenues and expenses are translated into U.S. dollars at average rates of exchange in effect during the year.  The resulting cumulative translation adjustments have been recorded as a separate component of stockholders’ equity.  Realized foreign currency transaction gains and losses are included in the results of operations.

[12]            Equity securities transactions:

Since inception, the Board of Directors has established the fair value of equity securities based upon facts and circumstances existing at the dates equity securities transactions occurred, including the price at which equity instruments were sold to independent third parties.

NOTE B - GRANT REVENUES

In June 2010, the Company entered into an agreement with The Leukemia & Lymphoma Society (“LLS”) that provided for the funding of certain of the Company’s research and development activities.  Under the agreement, as amended, LLS will make milestone payments up to $2,695,000 that are contingent upon the Company’s achievement of specified milestones.  For the years ended December 31, 2013, 2012 and 2011 and for the period from June 11, 2008 (inception) to December 31, 2013, the Company earned $600,000, -$0-, $1,100,000 and $2,454,000, respectively, under the agreement, which was recognized as grant revenues during those periods based upon the achievement of milestones stipulated in the agreement.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE B - GRANT REVENUES (CONTINUED)

Under certain conditions associated with the successful partnering and/or commercialization of the product being developed with the funding being provided by LLS, the Company may be obligated to make payments, including royalties, to LLS up to a maximum of $8,085,000.  This obligation is limited to three times the amount the Company receives from LLS, and as of December 31, 2013, the maximum obligation, assuming that the product being developed successfully progresses through future clinical trials, would be $7,362,000.  If clinical development does not continue to meet its clinical safety endpoints in future clinical trials in the defined field or fails to obtain necessary regulatory approvals, all funding provided to the Company by LLS will be considered a nonrefundable grant.  As of December 31, 2013, the Company has not recorded an obligation to repay any of the funds received from LLS because the contingent repayment obligation depends solely on the successful results of the continued development of the product being developed by the funding being provided by LLS, which results are not probable as of December 31, 2013, as this program remains in the very early stages of clinical development.

The LLS agreement also stipulates a “follow-up diligence period” beginning on the date the Company receives its last milestone payment from LLS and ending on the earlier of (a) five years from that date or (b) the fulfillment (or termination, as applicable) of the Company’s payment obligations as described above.  During the follow-up diligence period, the Company agrees that it will take the appropriate steps as are commercially reasonable to further the clinical and commercial development of the product being developed with the funding being provided by LLS in the defined field in at least one major market, as defined, provided that the Company reasonably believes that the product is safe and effective in the field as determined by successfully meeting its pre-determined endpoints in its clinical trials, and further provided that the Company receives necessary regulatory guidance from agency officials in the applicable major market(s) to continue development and reach the market for the product in the defined field.  If the program is successful as defined by the agreement, and if the Company cannot fund the additional clinical development, the Company agrees to seek to license the product to a third-party, either on its own or through LLS, in the defined field in the same commercially reasonable manner during the remainder of the follow-up diligence period.  The Company will be solely responsible for all costs related to the development, registration and commercialization of products under the agreement.

The agreement became effective in June 2010 and will remain in effect until the completion of the defined milestones, unless earlier terminated in accordance with the provisions of the agreement, including safety issues related to the administration of the product, failure to obtain or maintain regulatory approvals for clinical trials, and breach by either party.

NOTE C - QUALIFYING THERAPEUTIC DISCOVERY PROJECT PROGRAM GRANT

During 2010, the Company earned a grant under the Qualifying Therapeutic Discovery Project Program provided under Section 48D of the Internal Revenue Code in the amount of $244,479.  The amount is classified as other income for the period from June 11, 2008 (inception) to December 31, 2013 in the accompanying consolidated statements of operations and comprehensive loss.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2013 and 2012:

	2013	2012

Lab equipment	$18,255	$18,255
Less accumulated depreciation	7,981	4,330

	$10,274	$13,925

Depreciation was $3,651, $3,324 and $1,006 for the years ended December 31, 2013, 2012 and 2011, respectively, and $7,981 for the period from June 11, 2008 (inception) to December 31, 2013.

NOTE E - PREFERRED STOCK

On November 18, 2008, the Company completed a private placement and issued 1,000,000 shares of Series A Convertible Redeemable Preferred Stock (“Series A Preferred”) to certain investors for a purchase price of $1.00 per share, resulting in net proceeds to the Company of $974,950.

On December 15, 2009, the Company completed a second private placement and issued 1,000,000 shares of Series A Preferred to certain investors for a purchase price of $1.00 per share, resulting in net proceeds to the Company of $1,000,000.

On October 1, 2010, the Company completed a private placement and issued 800,000 shares of Series B Convertible Redeemable Preferred Stock (“Series B Preferred”) to certain investors for a purchase price of $1.25 per share, resulting in net proceeds to the Company of $972,256.

On September 7, 2011, the Company completed a private placement and issued 800,000 shares of Series B Preferred to certain investors for a purchase price of $1.25 per share, resulting in net proceeds to the Company of $993,889.

On May 31, 2012, the Company completed a private placement and issued 800,000 shares of Series B Preferred to certain investors for a purchase price of $1.25 per share, resulting in net proceeds to the Company of $996,623.

On November 19, 2012, the Company completed a private placement and issued 800,000 shares of Series B Preferred to certain investors for a purchase price of $1.25 per share, resulting in net proceeds to the Company of $998,655.

On July 25, 2013, the Company completed a private placement and issued 400,000 shares of Series B Preferred to certain investors for a purchase price of $1.25 per share, resulting in net proceeds to the Company of $495,523.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE E - PREFERRED STOCK (CONTINUED)

From and after the original issuance date applicable to each share of Series A Preferred and Series B Preferred and for so long as such share of Series A Preferred and Series B Preferred remains outstanding, dividends accrue on a quarterly basis at the rate of 8% per year of the original purchase price, compounded annually.  Dividends accrued on the Series A Preferred and Series B Preferred shall be payable whether or not declared, (i) on any liquidation, (ii) upon any event of sale, (iii) upon any redemption or (iv) upon the conversion of the Series A Preferred or Series B Preferred into common stock, on such shares so converted.  Holders of the Series A Preferred and Series B Preferred are also entitled to dividends with respect to the Series A Preferred and Series B Preferred if, when and as declared by the Board of Directors.  Whenever any dividend is declared or paid on any shares of preferred stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the preferred stock then outstanding, so that all outstanding shares of preferred stock will participate equally with each other ratably per share.  Whenever any dividend is declared or paid on any shares of the common stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the preferred stock then outstanding, so that all outstanding shares of preferred stock will participate in such dividend ratably with such shares of common stock.  Cumulative unpaid dividends totaled $848,436 and $735,940 for Series A Preferred and Series B Preferred, respectively, as of December 31, 2013.

In the event of liquidation, dissolution or winding-up of the Company, holders of Series A Preferred and Series B Preferred would rank equally with each other and would be entitled to receive, out of the assets of the Company legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of common stock or any other class or series of stock ranking junior to such preferred stock, an amount per share equal to the original purchase price plus an amount equal to any accrued but unpaid dividends.

Each share of Series A Preferred and Series B Preferred is convertible into common stock (i) at the option of the holder thereof at any time, or (ii) automatically upon the firm commitment of a qualified public offering, as defined. The conversion price with respect to any series of Series A Preferred and Series B Preferred would be equal to the original purchase price, subject to adjustment from time to time as defined in the second amended and restated certificate of incorporation.  Any preferred stockholder who exercises the right to convert shares of Series A Preferred or Series B Preferred into common stock would be entitled to payment of all accrued dividends, whether or not declared, and all declared but unpaid dividends payable with respect to such Series A Preferred or Series B Preferred up to and including the conversion date.

The Series A Preferred and Series B Preferred are redeemable at the request of the holders of shares representing a majority of the voting power of the Series A Preferred and Series B Preferred then outstanding, at any time after the fifth anniversary of the applicable Series B Preferred issuance date.  The shares are redeemable for an amount equal to the original purchase price plus all accrued but unpaid dividends.  Up to 25% of the Series A Preferred and Series B Preferred owned by the requesting holders is redeemable at the time the request is made, and up to 25% is redeemable in each subsequent year thereafter plus any shares that could have been redeemed in the year or years following the redemption date that the holder elected not to have redeemed.

The Series A Preferred and Series B Preferred are redeemable upon an event of sale, as defined, for an amount per share that would be received by each Series A Preferred and Series B Preferred stockholder if all the consideration paid in exchange for the assets or the shares of capital stock of the Company were actually paid to and received by the Company, and the Company were immediately thereafter liquidated and its assets distributed.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE E - PREFERRED STOCK (CONTINUED)

The Series A Preferred and Series B Preferred stockholders are entitled to vote, together with holders of common stock as a single class, on all matters to which such holders of common stock shall be entitled to vote, in the same manner and with the same effect as such holders of common stock. In any such vote, each share of Series A Preferred and Series B Preferred shall entitle the holder thereof to the number of votes per share equal to the number of shares of common stock into which each such share of preferred stock is then convertible.  The holders of a majority in voting power of the Series A Preferred, voting together as a single class, and the Series B Preferred, voting together as a single class, also have the exclusive right to each elect one member of the Board of Directors.

The Company may not, without the affirmative approval of the holders of shares representing at least a majority of the voting power of the Series A Preferred and Series B Preferred then outstanding, complete certain transactions, including among others, selling the Company, acquiring another entity, declaring or paying any dividends, or incurring any indebtedness in excess of $100,000.

NOTE F - COMMON STOCK

On November 18, 2008, the Company issued 1,600,000 shares of common stock valued at $1,600 to two founders in exchange for research and development services provided to the Company.  On November 18, 2008, an agreement with the stockholders was executed whereby the shares became restricted and vest 25% on the first anniversary of the date of issuance and 2.0833% monthly thereafter.  As of December 31, 2013 and 2012, 1,600,000 shares were fully vested.

On November 18, 2008 and December 15, 2009, the Company issued 288,890 and 111,110 shares, respectively, of common stock valued at $28,889 and $11,111, respectively, in consideration for the grant of a license under patent rights with a nonprofit educational institution and a nonprofit research organization (see Note I).  The issued shares were fully vested on the date of the grant.

The common stockholders have all other rights of stockholders, including (i) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Company or otherwise, the right to receive ratably and equally, together with the holders of the Series A Preferred and Series B Preferred and the holders of outstanding shares of any other class or series of stock having such rights, all assets and funds of the Company remaining after the payment to the holders of the Series A Preferred and Series B Preferred of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding-up of the affairs of the Company.

Each common stockholder is entitled to one vote only for each share of common stock held of record on all matters as to which common stockholders are entitled to vote, which voting rights shall not be cumulative.  The holders of a majority in voting power of the common stock, voting together as a single class, also have the exclusive right to elect one member of the Board of Directors.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE G - EQUITY INCENTIVE PLAN

On November 18, 2008, the Company adopted the 2008 Equity Incentive Plan (the “Plan”) which provides designated employees of the Company and its affiliates, certain consultants and advisors who perform services for the Company and its affiliates, and nonemployee members of the Board of Directors of the Company and its affiliates with the opportunity to receive grants of incentive stock options, nonqualified stock options and stock awards.  The aggregate number of shares of common stock of the Company that may be issued under this Plan is 316,500.

The Company could also make awards of restricted stock under the Plan.  Restricted stock may be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Board of Directors.  During the restriction period applicable to the shares of restricted stock, such shares shall be subject to limitations on transferability, subject to forfeiture or repurchase by the Company and/or subject to other terms and conditions.  Upon lapse of such restrictions, the stock certificates representing shares of common stock shall be delivered to the grantee.  No restricted shares were granted under the Plan as of December 31, 2013 and 2012.

A summary of activity under the Plan is as follows:

		Weighted	Weighted
		Average	Average
		Exercise Price	Remaining
	Options	Per Share	Life

Balance at November 18, 2008	—	—
Granted through December 31, 2010	120,000	$0.110

Balance at December 31, 2010	120,000	0.110
Granted, 2011	40,000	0.125

Balance at December 31, 2011	160,000	0.120
Granted, 2012	116,000	0.401

Balance at December 31, 2012	276,000	0.236
Forfeited, 2013	(8,000)	0.420

Balance at December 31, 2013	268,000	$0.230	7.48 years

Vested and exercisable	182,342	$0.171	6.90 years

During the years ended December 31, 2013, 2012 and 2011 and for the period from June 11, 2008 (inception) to December 31, 2013, the Company recognized $13,730, $6,424, $2,556 and $24,962, respectively, of stock-based compensation expense.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE G - EQUITY INCENTIVE PLAN (CONTINUED)

The fair value of the options granted from November 18, 2008 to December 31, 2013 was estimated at the date of grant using the Black-Scholes option pricing model, assuming no dividends, and using the following assumptions:

Expected life	6 - 7 years
Expected volatility	72 - 100%
Risk-free interest rate	1.2 - 2.51%
Expected dividend yield	0%

The expected life was estimated using the “simplified” method as defined by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, Share-Based Payment.  The expected volatility was based on the historical volatility of comparable public companies from a representative peer group selected based on industry and market capitalization data.  The risk-free interest rate is based on the continuous rates provided by the U.S. Treasury with a term approximating the expected life of the option.  The expected dividend yield is based on the projected annual dividend payment per share divided by the stock price at the date of grant.  The Company elected the straight-line attribution method in recognizing the grant date fair value of options issued over the requisite service periods of the awards, which are generally the vesting periods.

Stock options generally vest over a period of three years.  As of December 31, 2013, there was approximately $23,500 of unrecognized compensation cost related to nonvested stock options, which is expected to be recognized in the consolidated statement of operations and comprehensive loss over a remaining weighted average period of approximately two years.

NOTE H - INCOME TAXES

The Company has federal and state net operating loss carryforwards of approximately $5,000,000 as of December 31, 2013.  The federal and state net operating loss carryforwards begin expiring in 2028.  The Internal Revenue Code (‘‘IRC’’) limits the amounts of net operating loss carryforwards that a company may use in any one year in the event of certain cumulative changes in ownership over a three-year period as described in Section 382 of the IRC.  The Company has not performed a detailed analysis to determine whether an ownership change has occurred as of December 31, 2013.  Such a change of ownership could limit the utilization of the net operating losses, and could be triggered by subsequent sales of securities by the Company or its stockholders.

SHAPE PHARMACEUTICALS, INC. AND SUBSIDIARY

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE H - INCOME TAXES (CONTINUED)

Deferred tax assets consisted of the following as of December 31, 2013 and 2012:

	2013	2012

Deferred tax assets:
Net operating loss carryforward	$2,010,000	$1,356,000
Start-up costs	169,000	172,000
Research credit carryforward	95,000	95,000

	2,274,000	1,623,000
Less valuation allowance	2,274,000	1,623,000

Net deferred tax assets	$—	$—

As of December 31, 2013, the Company had provided a 100% valuation allowance on its net deferred tax assets because realization of any future tax benefit cannot be reasonably assured.  The valuation allowance increased by approximately $651,000, $854,000, $298,000 and $2,274,000 during the years ended December 31, 2013, 2012 and 2011 and during the period from June 11, 2008 (inception) to December 31, 2013, respectively.

NOTE I - COMMITMENTS AND CONTINGENCIES

On October 7, 2008, the Company entered into a license agreement with a nonprofit educational institution and a nonprofit research organization (the “Licensors”) to grant a license under its interest in certain patent rights as defined in the license agreement.  The Company issued 400,000 shares of common stock to the Licensors, as described in Note F, in consideration for the grant of the license.  The Company was also required to pay the Licensors an annual maintenance fee of $100,000 in 2012 and is obligated to pay $50,000 on the fifth anniversary of the effective date of the agreement and on each subsequent anniversary date thereafter as long as the license agreement remains in full force and effect.  The annual maintenance fee of $50,000 was paid in 2013.  As defined in the license agreement, the Company may be required to pay milestones on an indication-by-indication basis of up to $4,450,000 in the aggregate and/or royalties of net sales of developed products, if and when achieved. However, there can be no assurance that clinical or commercialization success will occur.  A milestone payment of $100,000 was paid by the Company during the year ended December 31, 2011.  No other milestones or royalties have been paid or accrued through December 31, 2013.  The Company has the right to terminate the agreement upon 60 days’ written notice.

NOTE J - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 1, 2014, which is the date the consolidated financial statements were available to be issued.

During 2014, the Company received aggregate proceeds of $600,000 from the issuance of a promissory note.  The note bears interest at a rate of 2% and will automatically mature and be due five business days after the Company receives written demand at any time (a) on or contingent upon a sale of the Company (by merger, stock sale or otherwise) or (b) on or after December 31, 2014.